                                 FUND AMERICAN



                      VOLUNTARY DEFERRED COMPENSATION PLAN



                           (As Adopted April 9, 1992)
                          (Revised November 10, 1995)

                                FUND AMERICAN

                      VOLUNTARY DEFERRED COMPENSATION PLAN

                            (Adopted April 9, 1992)
                          (Revised November 10, 1995)


                                     INDEX


   ARTICLE           DESCRIPTION                                PAGE
   -------           -----------                                ----
      I.             PURPOSE OF PLAN..........................   1
     II.             DEFINITIONS..............................   1
    III.             ELIGIBILITY..............................   3
     IV.             PARTICIPATION............................   4
      V.             GENERAL PROVISIONS.......................   5
     VI.             DEFERRED COMPENSATION ACCOUNTS...........   6
    VII.             PARTICIPANTS' RIGHTS UNSECURED...........  12
   VIII.             PAYMENT OF DEFERRED COMPENSATION.........  13
     IX.             VALUATION DATE...........................  16
      X.             DEATH OF PARTICIPANT.....................  16
     XI.             ALIENATION...............................  16
    XII.             TAX WITHHOLDING..........................  16
   XIII.             CONSENT..................................  17
    XIV.             SEVERABILITY.............................  17
     XV.             AMENDMENT AND TERMINATION................  17
    XVI.             CHANGE OF CONTROL........................  19
   XVII.             PLAN ADMINISTRATION......................  21


                                      (i)

                                 FUND AMERICAN
                     VOLUNTARY DEFERRED COMPENSATION PLAN
                            (Adopted April 9, 1992)
                          (Revised November 10, 1995)


                                   ARTICLE I

                                PURPOSE OF PLAN

1.1 The purpose of this Plan is to provide eligible Directors, Officers and Key Employees of Fund American with the opportunity to defer compensation. The Plan is also intended to establish a method of attracting and retaining persons whose abilities, experience and judgement can contribute to the long-term strategic objectives of Fund American.

1.2 The Committee intends that the Plan be an unfunded non-qualified deferred compensation plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Fund American, and that contributions to the Plan shall be deductible by Fund American pursuant to Section 404 (a)(5) of the Internal Revenue Code of 1986, as amended (the "IRC").

                                  ARTICLE II
                                  DEFINITIONS

     As used in this Plan, the following terms shall have the meanings hereinafter set forth:

2.1 "Base Salary" means the annual salary paid to Fund American Officers and Key Employees which is paid bi-weekly (or other regular interval) during the calendar year.

2.2 "Beneficiary" means any person(s) or legal entity(ies) designated by the Participant or otherwise determined in accordance with ARTICLE V.

2.3  "Board of Directors" means the Board of Directors of the Company.

2.4 "Committee" means the Executive Compensation Committee as initially appointed by the Board of Directors and as appointed from time to time by written action of the Board of Directors.

2.5 "Company" means Fund American Enterprises Holdings, Inc. (formerly The Fund American Companies, Inc.), a Delaware corporation, and its successors and assigns.

2.6 "Compensation" means, by type, Base Salary, cash bonuses, performance units, stock appreciation rights, performance shares, restricted stock, Director's Fees, warrants, stock options and other qualifying remuneration paid or otherwise payable by Fund American, as determined by the Committee.

2.7 "Deferral Period" means the Plan Year(s) in which the Participant would otherwise receive Compensation but for the election made to defer such Compensation pursuant to ARTICLE IV.

2.8  "Deferred Compensation" means Compensation deferred pursuant to this Plan.

2.9 "Deferred Compensation Account" means the individual account maintained under the Plan for a Participant.

2.10 "Deferred Compensation Election Form" means the standardized election form that each Participant must execute in accordance with ARTICLE IV in order to participate in the Plan, an example of which is attached hereto as EXHIBIT # 1.

2.11 "Director" means a director of the Company who is not an employee of Fund American.

2.12 "Director's Fees" means any annual retainer amount plus all fees for meetings attended of the Company.

2.13 "Eligible Participant" means Directors, Officers and Key Employees of Fund American designated by the Committee as eligible to participate in the Plan.

2.14 "FFC Share(s)" means a share(s) of Fund American Enterprises Holdings, Inc., common stock ($1.00 par value) as listed on the New York Stock Exchange (symbol FFC).

2.15 "Fund American" means the Company, its wholly owned subsidiary, Fund American Enterprises, Inc., a Delaware corporation, White Mountains Holdings, Inc., White Mountains Insurance Company and other affiliates designated by the Committee or the Board of Directors.

2.16 "Investment Option" means an option made available to Participants under
     ARTICLE VI.

2.17 "Investment Option Election" means a Participant election made under
     ARTICLE VI.

2.18 "Key Employee" means any executive employee or other overtime-exempt employee of Fund American that the Committee in its sole discretion decides is important to the ongoing business objectives of Fund American.

2.19 "Market Price of FFC Share(s)" means the closing price per share of FFC listed on the NYSE composite tape or, if the NYSE is closed for a particular day, the closing NYSE price of FFC on the previous day.

2.20 "Officer" means an officer of Fund American as defined in the Corporate By-Laws.

2.21 "Participant" for any Plan Year means an Eligible Participant who elects to participate in the Plan in accordance with the procedures set forth in
     ARTICLE IV.

2.22 "Plan" means the Fund American Voluntary Deferred Compensation Plan as embodied herein and as amended from time to time.

2.23 "Plan Year" means the twelve (12) month calendar year beginning January 1 and ending December 31, or shorter period as the case may be in the year the Plan is adopted or terminated.

2.24 "Valuation Date" means the last business day of either a calendar year or calendar quarter, as the Committee will determine from time to time.

2.25 Construction. The masculine pronoun shall be deemed to include the
     ------------
     feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.


                                  ARTICLE III
                                  ELIGIBILITY

     Each Director who receives Director's Fees, and each Officer and Key Employee who receives Compensation as an employee of Fund American, shall be eligible to participate in the Plan if selected by the Committee. The Committee has total discretion to determine who is eligible to defer Compensation on a Plan Year by Plan Year basis.

                                   ARTICLE IV
                                 PARTICIPATION

4.1  Election To Participate.  Subject to Sections 4.2, in order to participate
     -----------------------
     in the Plan for a particular Plan Year, an eligible Director, Officer, or Key Employee must make a valid election by executing and filing with the Committee, before the commencement of such Plan Year, a Deferred
                                                             --------
     Compensation Election Form, an example of which is attached hereto as
     ---------------------
     EXHIBIT # 1.

4.2  (i)  New Participant.  Notwithstanding Section 4.1, but subject to section
     --------------------
     4.2(ii), a newly appointed Director, or newly hired Officer or Key Employee, who becomes an Eligible Participant after the first day of the Plan Year, may elect to participate in the Plan for such Plan Year with respect to future Compensation by filing a Deferred Compensation Election Form within fifteen (15) days after his initial date of appointment or employment.

     (ii)  365 Day Existing Option Timing Election.  Notwithstanding Section
     ---------------------------------------------
     4.1, and solely for purposes of the transition rule for converting Existing Options (see Section 6.9 herein), an election to convert Existing Options must be made on a Deferred Compensation Election Form at least 365 calendar days prior to the date (the "Trigger Date") on which such Existing Option(s) either:

         1) becomes no longer subject to a risk of forfeiture (e.g. restricted stock);
         2)   lapses or is no longer exercisable (e.g. options, warrants, SARs);
              or
         3) is deemed earned and payable by the Board of Directors (e.g. performance shares/units).

4.3  Election Not Revocable.  Except as provided in Section 8.5, a Deferred
     ----------------------
     Compensation Election Form, once executed and filed with the Committee, cannot be revoked for such Compensation elected to be deferred pursuant to such form.

4.4  Vesting.  A Participant will be vested in his entire Deferred Compensation
     -------
     Account balance at all times and will not be subject to forfeiture for any reason.

4.5  New Elections Permitted for Each Year. A Participant is not required to
     -------------------------------------
     defer future Compensation by reason of making an election to defer Compensation for current or prior Plan Years. Future Compensation can only be deferred by filing a Deferred Compensation Election Form for the appropriate Plan Year.

4.6  Minimum Amounts.  The minimum amount of Compensation which may be deferred
     ---------------
     by an Eligible Participant for any Plan Year is $5,000 for each particular type of Compensation. The maximum amount of Compensation which may be deferred for any Plan Year is 100% of an Eligible Participant's Compensation for such Plan Year.

4.7  Rounding.  Subject to the minimum deferral requirement (Section 4.6), if a
     --------
     Participant elects to defer less than 100% of a particular type of Compensation for such Plan Year, such deferral will be limited to even dollar amounts rounded to the closest $5,000 increment. In situations where the dollar amount of such particular type of Compensation is not yet fixed or determinable, Participants can elect to defer a stated percentage (%) of such Compensation in 10% increments, subject to rounding to the closest $5,000 increment.

                                   ARTICLE V
                              GENERAL PROVISIONS

5.1  No Right to Payment Except as Provided in Plan. No Participant, or other
     ----------------------------------------------
     Eligible Participant or Beneficiary, shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

5.2  Employment Rights.  The employment rights of any Participant or other
     -----------------
     Eligible Participant shall not be enlarged, guaranteed or affected by reason of the provisions of the Plan.

5.3  Recipient Under a Disability.  If the Committee determines that any person
     ----------------------------
     to whom a payment is due hereunder is a minor, or is adjudicated incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to the legal guardian for the benefit of the minor or incompetent, without responsibility of Fund American or the Committee to see to the application of such payment, unless prior to such payment claim is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of Fund American and the Committee.

5.4  Designation of Beneficiary.  Each Participant may designate any person(s)
     --------------------------
     or legal entity(ies), including his estate, as his Beneficiary under the Plan in writing to the Committee. A Participant may at any time revoke or change his designation of Beneficiary by writing to the Committee. If no person or legal entity shall be designated by a Participant as his Beneficiary, or if no designated Beneficiary survives him, his estate shall be his Beneficiary.

5.5  Elections.  Any election made or notice given by a Participant pursuant to
     ---------
     the Plan shall be in writing to the Committee, or to such representative as may be designated by the Committee for such purpose. Notice shall be deemed to have been made or given on the date received by the Committee or its designated representative.

5.6  Effect on Other Plans.  No amount of Compensation withheld under the terms
     ---------------------
     of this Plan shall be included as compensation under any tax-qualified plan sponsored by Fund American.

5.7  Controlling Law.  The validity of the Plan or any of its provisions shall
     ---------------
     be determined under, and it shall be construed and administered according to, the laws of the State of Vermont.

                                  ARTICLE VI
                        DEFERRED COMPENSATION ACCOUNTS

6.1  Accounts.  Upon receipt of a Participant's valid election, the Committee
     --------
     shall establish, as a bookkeeping entry only, a Deferred Compensation Account for such Participant. The Committee shall thereafter record to each Participant's Deferred Compensation Account for a Plan Year, the amount(s) which he elected to defer in accordance with ARTICLE IV, which would have otherwise been paid to the Participant during the Plan Year.

6.2  Adjustments To Accounts.  The balance in a Participant's Deferred
     -----------------------
     Compensation Account at any time will be calculated on a daily basis by: i) aggregating all current or prior Plan Years Deferred Compensation elected pursuant to ARTICLE IV; ii) adding (subtracting) thereto the cumulative interest equivalent, whether positive or negative, earned on such Deferred Compensation computed in accordance with the rules of Sections 6.3, 6.4 and 6.5.; and iii) from such total obtained, subtracting the aggregate payments made to the Participant in current or prior Plan Years in accordance with
     ARTICLE VIII and ARTICLE X.

6.3    Investment of Deferred Compensation.  Deferred Compensation shall be
       -----------------------------------
       "theoretically invested" under any Investment Options described below as elected by the Participant.

6.4    Prime Rate Investment Option.  Interest equivalents, equal to the product
       ----------------------------
       of: i) Daily Prime Rate; multiplied by ii) the Deferred Compensation balance existing as of the end of the previous day in the Prime Rate Investment Option, shall be credited each day to a Participant's Deferred Compensation Account.

6.4(a) Daily Prime Rate.  Expressed as a percentage, the "Daily Prime Rate" as
       ----------------
       described in Section 6.4 will be calculated by dividing the "base rate" of interest announced publicly by Citibank, N.A. in New York, N.Y. (or prime or base rate of another large commercial bank selected by the Committee), as in effect on the last business day of each month, by 360.

6.5    Phantom Share Investment Option.  Interest equivalents shall be credited
       -------------------------------
       to (subtracted from) amounts in the Phantom Share Investment Option on a daily basis. Such daily interest equivalents shall be calculated as follows: i) take the aggregate number of Phantom Shares in a Participant's Phantom Share Investment Option at the close of business on the preceding calendar day; multiplied by ii) the difference between the
           ---------
       FFC Share closing Market Price on the current calendar day, plus
                                             -------
       dividends paid or the FFC Share closing Market Price on the preceding
                                                                   ---------
       calendar day. For purposes of comparability, the above calculation shall be adjusted for any stock splits or stock dividends occurring during the current calendar day which affects the number of Phantom Shares a Participant held on the preceding calendar day.
                               ---------

6.5(a) Phantom Shares Granted to Participant.  Unless the transition rule for
       -------------------------------------
       exchanging existing stock rights applies (pursuant to Section 6.9), and subject to the Phantom Share Cumulative Dollar Limitation contained at
       Section 6.10(b), the number of Phantom Shares granted to a Participant will be determined by dividing the dollar amount of Deferred Compensation allocated to the Phantom Share Investment Option by the Conversion Price. Such total amount of Phantom Shares determined will then be rounded to the next one-tenth (1/10) Phantom Share.

6.5(b) Conversion Price.  Other than Compensation being deferred pursuant to
       ----------------
       Section 6.9, the Conversion Price of FFC Shares used to calculate the number of Phantom Shares to be added to a Participant's Deferred Compensation Account will be the closing Market Price of FFC Shares at the end of the business day within the Plan Year where such Deferred Compensation would otherwise have been paid to the Participant if he had not elected to participate in the Plan.

6.5(c) Dividends Reinvested in Phantom Share Investment Option.  For purposes of
       -------------------------------------------------------
       Section 6.5, dividends "paid or payable" shall mean either in cash or property, but shall exclude stock dividends or stock splits, as the case may be. Further, dividends paid or declared payable on the preceding day will be treated as automatically reinvested in FFC Shares as of the end of such day at the closing Market Price of FFC Shares; provided the Participant's account held Phantom Shares on the last day the Company declares as the date stockholders of record are entitled to receive such dividend on FFC Shares (i.e. the "ex-dividend" date).

6.5(d) Other Dilutive and Anti-dilutive Transactions Affecting Phantom Shares.
       ----------------------------------------------------------------------
       In addition to Section 6.5(c), and subject to other provisions in the Plan, the Committee has the discretion to make appropriate adjustments to a Participant's account invested in the Phantom Share Investment Option where a "capital transaction" or "corporate reorganization" has the affect of changing the economic equivalent number of Phantom Shares that a Participant has been credited under this Plan.

       The Committee shall make an adjustment to each Participant's account so affected (if any), either positive or negative as the case may be, to ensure that neither unintended economic benefits nor detriments are conferred on a Participant solely by reason of such capital transaction or corporate reorganization.

6.5(e) Capital Transaction or Corporate Reorganization.  Solely for purposes of
       -----------------------------------------------
       Section 6.5(d), a "capital transaction" or "corporate reorganization" shall not be limited to its ordinary meaning if in fact a Participant would be conferred an economic benefit or detriment by some other corporate transaction which is not literally considered a capital transaction or corporate reorganization under common business usage of said terms.

6.6    Equity Fund Investment Option.  Interest equivalents, equal to the
       -----------------------------
       product of: i) the daily published total return for the Oakmark Fund; multiplied by ii) the Deferred Compensation balance existing as of the end of the previous day in the Equity Fund Investment Option, shall be credited each day to a Participant's Deferred Compensation Account.

6.7    Fixed-Income Fund Investment Option.  Interest equivalents, equal to the
       -----------------------------------
       product of: i) the daily published total return for the PIMCo Total Return Fund; multiplied by ii) the Deferred Compensation balance existing as of the end of the previous day in the Fixed-Income Fund Investment Option, shall be credited each day to a Participant's Deferred Compensation Account.

6.8    Other Investment Options.  The Committee may make other Investment
       ------------------------
       Options available under the Plan from time to time. Earnings (loss) shall be credited to (subtracted from) amounts invested in such other Investment Options on a daily basis as determined by the Committee.

6.9    Transition Rule for Converting Existing Rights (or Derivative Rights) to
       ------------------------------------------------------------------------
       FFC Shares.  For purposes of establishing a Participant's Deferred
       ----------
       Compensation Account, a transition rule shall apply for Participants electing to exchange and convert stock options, SARs, warrants and other rights to FFC Shares (or derivative rights) granted pursuant to the 1985 Long-Term Incentive Plan or other contractual agreement between Fund American and the Participant (collectively "Existing Options").

6.9(a) Election to Exchange and Convert Existing Options.  Eligible Participants
       -------------------------------------------------
       can, upon written election, choose to exchange and convert their Existing Options either for Phantom Shares granted pursuant to this Plan and calculated as set forth in the "Phantom Share Conversion Formula" contained in Section 6.9(c) or alternatively, or in combination with the Phantom Share Conversion Option, elect to exchange and convert Existing Options into the Prime Rate Investment Option, calculated as set forth in the "Prime Rate Dollar Equivalent Conversion Formula" contained in
       Section 6.9(d). Such conversion privilege is still subject to all other provisions of this Plan, including the minimum deferral rules of Article IV and Article VIII, the 365 day advance notice requirement in Section 4.2(ii) and the Phantom Share Cumulative Dollar Limitation in Section 6.10(b).

6.9(b) Conversion Price for Exchanging Existing Options.  Solely for purposes of
       ------------------------------------------------
       Section 6.9, and in addition to the irrevocable election to exchange and convert Existing Options pursuant to Section 6.9(a), the Conversion Price of FFC Shares used to calculate the number of Phantom Shares to be added to a Participant's Deferred Compensation Account will be the closing Market Price of FFC Shares at the end of the business day elected by the Participant and stated in the Deferred Compensation Election Form filed with the Committee. Each Participant must select one of two allowable dates to calculate the amount of Compensation being converted into this
       Plan:

            1) the same date the election to irrevocably convert Existing
               Options is made pursuant to Section 6.9(a); or
            2) Depending on the type of Compensation being converted, the appropriate "Trigger Date" as the term is defined in Section 4.2(ii).
6.9(c) Phantom Share Conversion Formula.
       --------------------------------

                          ( [$A - $B] / $A ) x C = D

       Where A = Conversion Price of FFC Shares as defined in Section 6.5(b)
                 or 6.9(b)
       Where B = Weighted average exercise price for FFC Shares under Existing
                 Options
       Where C = Total FFC Shares Participant could have purchased using
                 Existing Options
       Where D = Total Phantom Shares issued to Participant in exchange for
                 Existing Options

6.9(d) Prime Rate Dollar Equivalent Conversion Formula.
       -----------------------------------------------

                               [$A - $B] x C = D

       Where A = Conversion Price of FFC Shares as defined in Section 6.5(b)
                 or 6.9(b)
       Where B = Weighted average exercise price for FFC Shares under Existing
                 Options
       Where C = Total FFC Shares Participant could have purchased using
                 Existing Options
       Where D = Total Dollar Equivalent credited to Prime Rate Investment
                 Option

6.9(e) Legal Rights after Exchanging Existing Options. Notwithstanding anything to the contrary, a Participant who makes an irrevocable election to convert Existing Options pursuant to Section 6.9 herein understands that they are forfeiting all legal rights to such Existing Options that they held immediately prior to making the election to convert such Existing Options into this Plan.

6.10   Investment Option Election.  Except as provided in this Section 6.10,
       --------------------------
       amounts invested in the Phantom Share Investment Option may not be transferred to another Investment Option by the Participant although amounts invested in any other Investment Option may be transferred annually among any available Investment Option (including a transfer to the Phantom Share Investment Option) in accordance with procedures established by the Committee. Such transfer election may be made only within the 10-business day period commencing on the third business day following release of the Company's third quarter financial information.

       The foregoing limitation on transfers of amounts invested in the Phantom Share Investment Option has been included in this Plan so that amounts invested in the Phantom Share Investment Option shall be excluded from the definition of "derivative securities" contained in Rule 16a-1(c) (3) (or any successor) issued under the Securities Exchange Act of 1934. If such rule is withdrawn, amended or reinterpreted so that the foregoing limitation is no longer required to disqualify such amounts as derivative securities, the foregoing limitation shall be rescinded.

       An Investment Option election shall remain in effect for future Deferred Compensation (including amounts deferred in subsequent Plan Years) unless and until a new Investment Option Election is filed with the Committee.

6.10(a)Investment Option Allocation.   Subject to the Phantom Share Cumulative
       ----------------------------
       Dollar Limitation contained at Section 6.10(b), each Participant can elect to allocate each type of Deferred Compensation for a particular Plan Year among the available Investment Options as described in Sections 6.4, 6.5, 6.6, 6.7 and 6.8. However, if more than one Investment Option is selected for a type of Deferred Compensation such allocation cannot be less than $5,000 with respect to any one Investment Option so elected.

6.10(b)Phantom Share Cumulative Dollar Limitation.  Notwithstanding a
       ------------------------------------------
       Participant's ability to allocate Deferred Compensation among the available Investment Options, a Participant's election to invest Deferred

       Compensation in the Phantom Share Investment Option may be limited (either in whole or in part) as described herein:

       (i) Without requiring authorization from the Board of Directors, but subject to all other provisions in this Plan, a Participant may continue to invest Deferred Compensation in the Phantom Share Investment Option to the extent the portion of a Participant's Deferred Compensation Account balance invested in the Phantom Share Investment Option does not have a fair market value which exceeds twenty million dollars ($20 million).

       (ii) Unless authorized by the Board of Directors, a Participant is precluded from investing additional Deferred Compensation in the Phantom Share Investment Option if the portion of a Participant's Deferred Compensation Account balance previously invested in the Phantom Share Investment Option has a fair market value which exceeds twenty million dollars ($20 million).

6.11   Deletion of Investment Options.  Except as provided in Section 15.2, the
       ------------------------------
       Committee cannot delete or alter the terms of an available Investment Option without the written permission of those Participants affected by such proposed amendment whose Deferred Compensation is invested in such Investment Option.

6.12   Effect On Other Plans.  If, because of a Participant's deferral of
       ---------------------
       Compensation under this Plan, a Participant's benefits in any other Fund American plan (either qualified or nonqualified) are reduced, Fund American shall provide a supplemental credit. Such supplemental credit however, shall not be provided through this Plan but through some other plan, agreement or other mechanism as the Committee deems appropriate.

                                  ARTICLE VII
                        PARTICIPANTS' RIGHTS UNSECURED

7.1    Unsecured Creditors.  Amounts credited to Deferred Compensation Accounts
       -------------------
       shall be dealt with in all respects as working capital of Fund American, therefore the right of a Participant to receive any distribution hereunder shall be an unsecured claim against the general assets of Fund American.

7.2    No Actual Investment Required.  Subject to ARTICLE XVI, no assets of Fund
       -----------------------------
       American shall in any way be held in trust for, or be subject to, any prior claim by a Director, an Officer, or a Key Employee, or his Beneficiary under the Plan. Further, neither Fund American nor the Committee shall have any duty whatsoever to invest any amounts credited to any Deferred Compensation Accounts established under the Plan.

                                 ARTICLE VIII
                       PAYMENT OF DEFERRED COMPENSATION

8.1    Commencement of Benefits.  Subject to Section 8.1(a), when, and at the
       ------------------------
       same time, an Eligible Participant elects to defer Compensation for any particular Plan Year, he shall also elect on the "Deferred Compensation Election Form" to have the portion of his Deferred Compensation Account balance attributable to such current Plan Year deferral commence to be paid on the first day of the Plan Year following the Plan Year in which the earlier event occurs:
           -------

            (i) upon separation from service due to either termination, normal retirement, death or disability; or

            (ii) upon the date such Participant attains a selected age.

8.1(a) 365 Day Minimum Deferral Period.  Notwithstanding the time elected for
       -------------------------------
       the commencement of benefits pursuant to Section 8.1, commencement of benefits will not occur prior to the expiration of a 365 day period beginning the day after the date on which an election to defer compensation became effective as provided in this Plan.

8.2    Payment Method Election.  At the time the deferral election is filed
       -----------------------
       pursuant to ARTICLE IV, Participants must also elect the method of receiving payment of their Deferred Compensation Account balance upon the first day of the Plan Year following the expiration of the elected deferral period. Each Participant shall elect to receive payment of their account either in:

       (i)   one lump sum on the benefit commencement date;

       (ii) annual installments, with interest, over a specified period (determined in accordance with Section 8.3), beginning on the commencement date; or

       (iii) an annual installment/lump-sum combination where 25%, 50% or 75% of the Deferred Compensation Account balance is paid in annual installments over a specified period (determined in accordance with Section 8.3), beginning on the commencement date, and the remaining balance paid in lump-sum, with accrued interest, at the end of the elected payment period.

8.2(a) Installment Payout Formula.  If a Participant selects  payment option
       --------------------------
       (ii) or (iii) of Section 8.2, the annual installment amount for a particular Plan Year will be computed as follows:

                             $W = ( $X / [Y - Z] )

       Where W =  Installment amount received by Participant in a particular
                  Plan Year.
       Where X =  Participant's Deferred Compensation Account balance at end of prior Plan Year.
       Where Y =  Number of years originally elected by Participant for the payment period.
       Where Z =  Number of years in the elected payment period already elapsed.

8.3    Payment Period Election.  At the time an Eligible Participant elects to
       -----------------------
       be a Participant for any Plan Year, he shall concurrently elect the number of years, up to a maximum of fifteen (15), over which his Deferred Compensation Account shall be paid out upon the expiration of the Deferral Period.

8.3(a) Automatic Payment Period Override.  Notwithstanding the Participant's
       ----------------------------------
       payment period election pursuant to Section 8.3, in the case of termination for cause (Section 8.6) or death of Participant (ARTICLE X), such payment period election will be automatically changed to the lump-sum option contained at Section 8.2(i).

8.4    Payment Denomination.  All payments made to Participants shall be paid
       --------------------
       solely in cash.

8.5    Change of Prior Elections.  Subject to the consent of the Committee, an
       -------------------------
       Eligible Participant may file a request to change his prior election with respect to the timing of commencement of benefits (Section 8.1), payment method (Section 8.2) and/or payment period (Section 8.3). Such new election must be filed with the Committee at least 365 days prior to the date on which payment of benefits would commence under either the original or the revised election. Only one such request will be approved with respect to any Participant.

8.6    Termination for Cause.  Notwithstanding the payment period election made
       ---------------------
       under Section 8.3, if a Participant is terminated for cause as determined by the Committee, payment of the entire amount remaining in his Deferred Compensation Account for all Plan Years shall be made in one lump sum on the first day after the end of the Plan Year in which termination occurred. Termination for cause shall include gross negligence, willful misconduct and fraud against the Company or any of its subsidiaries.

8.7    Hardship Withdrawal.  Subject to the limitation in Section 8.7(a), upon
       -------------------
       application of any Participant and approval thereof by the Committee, the Participant may withdraw, by reason of hardship, part or all of his Deferred Compensation Account. "Hardship" shall mean an unanticipated emergency situation in the Participant's financial affairs beyond the Participant's control, including illness or an accident involving the Participant, his dependents or other members of his family, or other significant financial emergency, as determined by the Committee in its sole discretion.

8.7(a) Section 16 Limitation.  Notwithstanding the Hardship Withdrawal provision
       ---------------------
       contained in Section 8.7 above, such provision is not available for those Participants identified by the Committee as "insiders", as defined under
       Section 16 of the Securities Exchange Act of 1934 unless and until amounts invested in the Phantom Share Investment Option will be excluded from the definition of "derivative securities" contained in Rule 16a-1
       (c)(3) (or any successor) issued under the Securities Exchange Act of 1934 even if such amounts may be subject to a Hardship Withdrawal.

8.8    Accrued Interest Period.  For purposes of determining the benefits to be
       -----------------------
       paid to Participants under ARTICLES VIII and X, interest on such Deferred Compensation Account balance will continue to accrue through the end of November in the Plan Year prior to the Plan Year in which payment of benefits will be made. Interest for the month of December in the Plan Year prior to the Plan Year in which payment of benefits will be made is calculated by using the following formula:

                           [ $X  x  Y% ] x 30 =  $Z

       Where X =  Participant's Deferred Compensation Account balance at
                  November 30th

       Where Y =  Daily Prime Rate (see Section 6.4(a)) in effect on
                  November 30th

       Where Z =  Additional accrued interest due Participant for the month of December


                                  ARTICLE IX
                                VALUATION DATE

9.1    Valuation.  As of each Valuation Date, the Deferred Compensation Account
       ---------
       of each Participant shall be valued by the Committee. The current value, and the change in value from the prior valuation (whether positive or negative), shall be communicated in writing to each Participant within forty-five (45) days after such Valuation Date.

9.2    Valuation Dates.  A Valuation Date shall, at a minimum, be four times
       ---------------
       during a Plan Year ending on each of the quarterly periods March 31, June 30, September 30 and December 31.


                                   ARTICLE X
                             DEATH OF PARTICIPANT

       Notwithstanding the payment period election made under Section 8.3, a Participant's estate or designated Beneficiary shall be paid the value of his Deferred Compensation Account in one lump sum as of the first day after the end of the Plan Year in which his death occurred. Interest on such balance shall be determined in accordance with the rules contained in Section 8.8.


                                  ARTICLE XI
                                  ALIENATION

       Anticipation, alienation, sale, transfer, assignment, pledge or other encumbrance of any payments or benefits under the Plan shall not be permitted or recognized, and to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

                                  ARTICLE XII
                                TAX WITHHOLDING

12.1   Withholding.  Subject to Sections 12.2 and 12.3, Fund American shall
       -----------
       deduct from all payments under this Plan the Participant's share of any taxes required to be withheld by any Federal, state or local government. The Participants and their Beneficiaries, distributees and personal representatives will bear any and all Federal, foreign, state, local income taxes or any other taxes imposed on Participants on amounts under this Plan.

12.2   FICA Taxes.  Pursuant to IRC Section 3121(v), Compensation deferred
       ----------
       pursuant to this Plan is subject to FICA at the time of deferral rather than at the time of distribution to the Participant. Accordingly, all Participants who have not yet reached the maximum compensation levels subject to FICA at the time Compensation is deferred herein will be required to pay (by payroll deduction or check) to Fund American the Participant's share of FICA taxes due and payable.

12.3   Taxes Due at Deferral Date Other than FICA Taxes.  If any of the taxes
       ------------------------------------------------
       referred to in Section 12.1 are due at the time of deferral, instead of at the time of payout, the Participant will be required to pay (by payroll deduction or check) to Fund American the Participant's share of any such taxes due and payable.

                                 ARTICLE XIII
                                    CONSENT

       By electing to become a Participant, each Director, Officer and Key Employee shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company, the Board or the Committee with regard to the Plan. Such terms and consent shall also apply to, and be binding upon, the Beneficiaries, distributees and personal representatives and other successors in interest of each Participant.

                                  ARTICLE XIV
                                 SEVERABILITY

       In the event any provision of this Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid.


                                  ARTICLE XV
                           AMENDMENT AND TERMINATION

15.1   Board May Amend or Terminate.  Subject to Sections 15.2 and 15.3,  the
       ----------------------------
       Board of Directors, may at any time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan.

15.2   (i) Investment Options.  Notwithstanding Section 15.1, the Board of
       ----------------------
       Directors cannot delete or alter the terms of the Investment Options, contained herein at Sections 6.4, 6.5, 6.6 and 6.7, without the written permission of those Participants, whose Deferred Compensation Account is invested in such Investment Option(s), who would be affected by such proposed amendment. However, nothing contained herein shall prevent the Board of Directors from substituting a new investment option for the Phantom Share Investment Option if the common stock of the Company (currently FFC Shares) is no longer publicly traded on a nationally recognized stock exchange. In the event of such an occurrence, the Board of Directors shall have the sole authority to substitute a new Investment Option and allow only those Participants affected to transfer their Phantom Share account balance to an existing Investment Option if the substituted Investment Option is not acceptable to the particular Participant.

       (ii) Fiduciary Guidelines.  Notwithstanding Section 15.1 and Section
       -------------------------
       15.2(i), the Board of Directors will not make amendments or terminate the Plan if such amendments or termination would reduce a Participant's balance in his Deferred Compensation Account. Further, the Board of Directors will not make amendments which would in any way eliminate the express requirement in Section 16.1 requiring the establishment of a Rabbi Trust in the event of a Change of Control if one has not previously been established.

15.3   Termination.  In the event of termination of the Plan, the Committee
       -----------
       shall give written notice to each Participant that the entire balance in his Deferred Compensation Account will be distributed in the manner initially elected by each Participant pursuant to ARTICLE VIII. Further, pursuant to the responsibility vested with the Committee as stated in
       Section 17.1, the Committee will evaluate the advisability of establishing a Rabbi Trust--if one does not already exist--in light of the circumstances that caused the Board of Directors to terminate the Plan.

                                  ARTICLE XVI
                               CHANGE OF CONTROL

16.1   Funding of Trust.  Notwithstanding ARTICLE VII, upon a "Change of
       ----------------
       Control" as defined in Section 16.2, the Board of Directors is required to cause the immediate contribution of funds to a trust--if not previously established--(i.e. "Rabbi Trust" established in accordance with Rev. Proc. 92-64 (or any successor) or other funding mechanism approved by the Internal Revenue Service which would not result in Plan Participants being in constructive receipt of income) for the benefit of each Plan Participant, as beneficiary. The assets of such trust shall at all times be subject to the claims of general creditors of Fund American. Such contribution will be equal to the balance in each Participant's Deferred Compensation Account as of the Change of Control date. Further, if the Plan is not terminated upon such Change of Control, Fund American will continue to contribute to the trust, on a monthly basis, the amount of Compensation being deferred by each Participant after the Change of Control.

16.2   Change of Control. For purposes of this Plan, a "Change of Control" shall
       -----------------
       occur if:

       i) any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than American Express Company or the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under such Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding FFC Shares;

       ii) As defined in Section 16.3, the "Incumbent Board of Directors", cease to constitute a majority of the Board of Directors of the Company; or

       iii)the business of the Company for which the Participant's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company).

16.3   Incumbent Board of Directors.  Incumbent Board of Directors shall mean
       ----------------------------
       those individuals who, as of April 9, 1992, constituted the Board of Directors or, alternatively, those members elected or nominated after April 9, 1992 who were approved for such election or nomination by a vote of at least a majority of the directors then comprising the Incumbent Board of Directors. Further, individuals shall be excluded whose initial assumption of office is or was in connection with an actual or threatened election contest relating to the election of the directors of the Company (as used in rule 14a-11 under the Securities Exchange Act of 1934).


                                 ARTICLE XVII
                              PLAN ADMINISTRATION

17.1   Committee.  The general administration of the Plan, the decision to
       ---------
       establish a trust and the responsibility for carrying out its provisions shall be placed in the Committee.

17.2   Determinations of the Committee.  Subject to the limitations of the Plan,
       -------------------------------
       the Committee shall from time to time establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Committee as to any disputed question shall be conclusive.

17.3   Majority Vote.  Any act which the Plan authorizes or requires the
       -------------
       Committee to do may be done by a majority (expressed from time to time by a vote at a meeting or in writing without a meeting) and shall constitute the action of the Committee, and shall have the same effect for all purposes as if assented to by all members of the Committee.

17.4 Authorization of Committee Members. The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment, or perform any other act which the Plan authorizes or requires the Committee to do.

17.5   Agents.  The Committee may employ or retain agents to perform such
       ------
       clerical, accounting, and other services as they may require in carrying out the provisions of the Plan.

17.6   Costs.  Any and all such costs in administering this Plan will be paid
       -----
       and incurred by Fund American.

17.7   Notices.  All written notices or elections as required herein shall be
       -------
       sent either by U.S. mail, overnight carrier service or personal delivery to the address below:

                    Fund American Enterprises Holdings, Inc.
                      c/o Fund American Enterprises, Inc.
                          The 1820 House / Main Street
              Norwich  VT   05055  Attention:  Michael S. Paquette